UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 7, 2004

                                AIRGATE PCS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                    027455                  58-2422929
(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)

                    Harris Tower, 233 Peachtree Street, N.E.
                                   Suite 1700
                             Atlanta, Georgia 30303
                              (Address of Principal
                               Executive Offices)


                                 (404) 525-7272
              (Registrant's telephone number, including area code)

                                      None
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01.        Entry into a Material Definitive Agreement

On December 7, 2004, AirGate PCS, Inc. ("AirGate") entered into an Affiliate Agreement (the "Agreement"), dated as of December 1, 2004, with Lucent Technologies Inc. ("Lucent") pursuant to which AirGate will purchase products and services from Lucent for use in connection with Airgate's network operations. The Agreement is effective through December 31, 2009. The Agreement requires AirGate to purchase a minimum dollar amount of products and services from Lucent from October 1, 2004 to September 30, 2009 in order to continue to receive the discounts provided in the Agreement and to not be required to refund the discounts provided to AirGate pursuant to the Agreement. The foregoing description of the Agreement is qualified in its entirety by reference to the terms of the Agreement which is attached hereto as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

         10.1 Agreement by and between AirGate PCS, Inc and Lucent Technologies Inc., entered into on December 7, 2004.


                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                AIRGATE PCS, INC.



Date: December 7, 2004                    By: /s/ William J. Loughman
                                             William J. Loughman
                                             Chief Financial Officer

                                 EXHIBIT INDEX
   Exhibit No.      Description
   -----------      -----------

         10.1 Agreement by and between AirGate PCS, Inc and Lucent Technologies Inc., entered into on December 7, 2004.